UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 7, 2004


                        INTERNATIONAL DISPLAYWORKS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                      0-27002               94-3333649
           --------                      -------               ----------
(State or other jurisdiction of      (Commission File        (I.R.S. Employer
incorporation or organization)           Number)            Identification No.)


                           599 Menlo Drive, Suite 200,
                            Rocklin, California 95765
                            -------------------------
    (Address and telephone number of principal executive offices) (Zip Code)

                                 (916) 415-0864
                                 --------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors, Principal Officers; Election of Directors; Appointment of Principal Officers
            ------------------------------------------------------------------

          Item    5.02(b).    Retirement    of    Chief    Executive    Officer.
          ----------------------------------------------------------------------

          International DisplayWorks, Inc. ("Company") announces that Stephen C. Kircher has given notice of his retirement from the position of Chief Executive Officer. Mr. Kircher will remain as Chairman of the Board of Directors and continue to assist the Company in the future, as requested by the Board of Directors.

          Item   5.02(c).   Appointment   of  New   Chief   Executive   Officer.
          ----------------------------------------------------------------------

          The Company also announced the appointment of Thomas A. Lacey as its new Chief Executive Officer. Mr. Lacey will transition into the Company over the next 60-days following departure from his current employer. Mr. Kircher, the Company's current Chief Executive Officer will remain in that role pending transition of Mr. Lacey into the Company, at which time Mr. Kircher will retire as Chief Executive Officer.

          Mr. Lacey, age 46, agreed to serve as the Company's Chief Executive Officer pursuant to an offer made by the Company on September 7, 2004, and will assume the position following departure from his current position with Intel Corporation.

          Mr. Lacey has served in a senior management position at Intel Corporation since 1995, and served in other capacities at Intel
          Corporation from 1991. Currently, Mr. Lacey serves as the Vice President Intel Communications Group and General Manger Flash Products Group. From August 1998 through October 2003, he served as Vice President Sales and Marketing and President Intel Americas, where he was responsible for all Intel revenues in North and South America, managing approximately 1,100 people under an estimated $120-million dollar budget. Prior to that, he served as Director for product marketing and business management for all of Asia from August 1997 through August of 1998.

          Mr. Lacey holds a Bachelor of Arts in Computer Science from Berkeley University, and a Masters in Business Administration from the Leavey School of Business, Santa Clara University.

          The Company appointed Mr. Lacey as its new Chief Executive Officer pursuant to an offer that included an annual salary of $300,000 per year, with a possible bonus of up to $300,000 annually based on achieving certain milestones and objectives established by the
          Company's Compensation Committee, a grant of 1,000,000 seven-year options, vesting 250,000 shares per year over four years, to acquire the Company's common stock at an exercise price of $3.85, the fair market value of the common stock on the date of grant by the Board, and an initial engagement bonus of approximately $200,000 paid through the issuance of 51,948 shares of the Company's common stock, one-half of which will be issued following Mr. Lacey's start and one-half issued in the following year. Mr. Lacey will also participate in the Company's employee health and benefit plans, as provided under those plans, upon his start.

          Mr. Lacey previously held no positions with the Company, and there are no related party transactions between the Company and Mr. Lacey, nor are any contemplated. Mr. Lacey has no family relation with any director or officer of the Company.

          Section 9 - Financial Statement and Exhibits
          --------------------------------------------

          Item 9.01 Financial Statements and Exhibits
          -------------------------------------------

          Exhibit No.          Exhibit Description
          -----------          -------------------

              99 Press Release announcing Mr. Lacey as new Chief Executive Officer.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            INTERNATIONAL DISPLAYWORKS, INC.,
                                            a Delaware Corporation


Dated:  September 13, 2004                  /s/ Alan M. Lefko
                                            ------------------------------------
                                            Alan M. Lefko
                                            Vice President of Finance